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                                                                 EXHIBIT 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 40 to the Registration Statement (File Nos. 2-36431 and 811-2032) (the "Registration Statement") of MFS Growth Opportunities Fund (the "Registrant"), of my opinion dated April 27, 1998, appearing in Registrant's Registration Statement which was filed with the Securities and Exchange Commission on April 29, 1998.


JAMES R. BORDEWICK, JR.
---------------------------
James R. Bordewick, Jr.
Assistant Secretary and Assistant Clerk

Boston, Massachusetts
April 24, 2000